As filed with the Securities and Exchange Commission on March 6, 2000

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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[X]	Preliminary Proxy Statement
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MERRILL LYNCH PHOENIX FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011
(Name of Registrant as Specified In Its Charter)
SAME AS ABOVE (Name of Person(s) Filing Proxy Statement)

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[X]	No fee required.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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MERRILL LYNCH PHOENIX FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

April 26, 2000

TO THE STOCKHOLDERS OF MERRILL LYNCH PHOENIX FUND, INC.

Notice is hereby given that a Special Meeting of Stockholders (the “Meeting”) of the above-listed mutual fund (the “Fund”) advised by Fund Asset Management, L.P. (“FAM”) will be held at the offices of Merrill Lynch Asset Management, L.P. (“MLAM”), 800 Scudders Mill Road, Plainsboro, New Jersey, on April 26, 2000 at ___ a.m. The Meeting will be held for the following purposes:

(1)	To elect a Board of Directors to serve for an indefinite term until their successors are duly elected and qualified;

(2)	To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Fund for its current fiscal year;

(3)	To consider and act upon a proposal to change the investment objective of the Fund;

(4)

To consider and act upon a proposal to adopt the Fund’s Amended and Restated Articles of Incorporation to permit the Board to have discretionary authority to convert the Fund to a “master/feeder” structure;

(5)	To consider and act upon a proposal to adopt the Fund’s Amended and Restated Articles of Incorporation to provide that notwithstanding any provision of the Maryland General Corporation Law requiring approval of more than a majority of the votes entitled to be cast, the Fund may take such action upon the approval of a majority of the votes entitled to be cast; and

(6)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board has fixed the close of business on March 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after April 12, 2000, at the office of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey. You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form and return it promptly in the envelope provided for this purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors

BARBARA G. FRASER Secretary of the Fund

Plainsboro, New Jersey Dated: March__, 2000

PROXY STATEMENT

MERRILL LYNCH PHOENIX FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

SPECIAL MEETING OF STOCKHOLDERS

April 26, 2000

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Merrill Lynch Phoenix Fund, Inc., a Maryland corporation (the “Fund”), to be voted at the Special Meeting of Stockholders of the Fund (the “Meeting”), to be held at the offices of Merrill Lynch Asset Management, L.P. (“MLAM”) , 800 Scudders Mill Road, Plainsboro, New Jersey, on April 26, 2000 at ___ a.m. The approximate mailing date of this Proxy Statement is March__, 2000.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted “FOR” the election of the Directors, “FOR” the ratification of the selection of independent auditors to serve for the Fund’s current fiscal year, “FOR” the proposal to change the investment objective of the Fund, “FOR” the amendment to the Fund’s charter permitting the Board to convert the Fund to a “master/feeder” structure and “FOR” the amendment to the Fund’s charter relating to the stockholder voting requirement. Any proxy may be revoked at any time prior to the exercise thereof by executing a superseded proxy or giving written notice to the Secretary of the Fund at the Fund’s address indicated above or by voting in person at the Meeting.

The Board of Directors has fixed the close of business on March 15, 2000 (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the Record Date will be entitled to one vote for each share held and fractional votes for fractional shares held, with no shares having cumulative voting rights.

As of the Record Date, the Fund had outstanding _________ shares of Common Stock, par value $.10 per share (“Common Stock”). To the knowledge of the Fund, as of the Record Date, no person was the beneficial owner of more than five percent of its outstanding shares of Common Stock.

The Board of Directors knows of no business other than that mentioned in Items 1 through 5 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

ITEM 1. ELECTION OF DIRECTORS

At the Meeting, each member of the Board of Directors will be elected to serve for an indefinite term until his successor is elected and qualified, until his death, until he resigns or is otherwise removed under the charter or until December 31 of the year in which he reaches age 72. It is intended that all properly executed proxies will be voted (unless such authority has been withheld in the proxy) in favor of the seven (7) persons designated as directors to be elected by holders of Common Stock. The Board of Directors of the Fund knows of no reason why any of these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Board of Directors may recommend.

Certain information concerning the nominees is set forth below.

Name and Address of Nominee	Age	Principal Occupations During Past Five Years and Public Directorships(1)	Director Since	Shares of Common Stock of the Fund Beneficially Owned at the Record Date
Terry K. Glenn(1)(2) P.O. Box 9011 Princeton, New Jersey 08543-9011	59	Executive Vice President of MLAM and FAM (which terms as used herein include their corporate predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of Princeton Funds Distributor, Inc. (“PFD”) since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988	1999
.
Joe Grills(1)(3) P.O. Box 98 Rapidan, Virginia 22733	64	Member of the Committee of Investment of Employee Benefit Assets of the Financial Executives Institute (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Incorporated (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committees of the State of New York Common	1994

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Name and Address of Nominee	Age	Principal Occupations During Past Five Years and Public Directorships(1)	Director Since	Shares of Common Stock of the Fund Beneficially Owned at the Record Date
Retirement Fund and the
   How ard Hughes Medical
   Institute since 1997; Director,
   Duke Management Company
   since 1992 and Vice Chairman
   since 1998; Director, LaSalle
   Street Fund since 1995;
   Director, Hotchkis and Wiley
   Mutual Funds since 1996;
   Director, Kimco Realty
   Corporation since 1997;
   Member of the Investment
   Advisory Committee of the
   Virginia Retirement System
   since 1998; Director, Montpelier
		Foundation since 1998.

Walter Mintz(1)(3) 1114 Avenue of the Americas New York, New York 10036	71	Special Limited Partner of Cumberland Associates (investment partnership) since 1982.	1982

Robert S. Salomon, Jr.(1)(3) 106 Dolphin Cove Quay, Stamford, Connecticut 06902	63	Principal of STI Management (investment adviser) since 1994; Trustee, The Common Fund since 1980; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers equity mutual funds from 1992 to 1995; Monthly columnist with Forbes magazine since 1992; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 until 1991.	1996

3

Name and Address of Nominee	Age	Principal Occupations During Past Five Years and Public Directorships(1)	Director Since	Shares of Common Stock of the Fund Beneficially Owned at the Record Date
Melvin R. Seiden(1)(3) 780 Third Avenue Suite 2502 New York, New York 10017	69	Director of Silbanc Properties, Ltd. (real estate, investment and consulting) since 1987; Chairman and President of Seiden & de Cuevas, Inc. (private investment firm) from 1964 to 1987.	1982

Stephen B. Swensrud(1)(3) 24 Federal Street Suite 400 Boston, Massachusetts 02110	66	Chairman of Fernwood Advisors (investment adviser) since 1996; Principal of Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (Manufacturing) since 1978; Director of International Mobile Communications, Inc. (Telecommunications) since 1998.	1984

Arthur Zeikel(1)(2) 300 Woodland Avenue Westfield, New Jersey 07090	67	Chairman of the FAM and MLAM from 1997 to 1999; President of the FAM and MLAM from 1977 to 1997; Chairman of Princeton Services from 1997 to 1999 and Director thereof from 1993 to 1999; President of Princeton Services from 1993 to 1997; Executive Vice President or Merrill Lynch & Co., Inc. (“ML & Co.”) since 1990.	1982

(1)	Each of the nominees is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLAM acts as investment adviser.
(2)	Interested person, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), of the Fund.
(3)	Member of the Audit and Nominating Committee of the Board.

Committees and Board of Directors’ Meetings. The Board of Directors has a standing Audit and Nominating Committee (the “Committee”), which consists of the Directors who are not “interested persons” of the Fund within the meaning of the Investment Company Act. The principal purpose of the Committee is to review the scope of the annual audit conducted by the Fund’s independent auditors and the evaluation by such auditors of the accounting procedures followed by the Fund. The Committee will also select and nominate Directors who are not “interested persons” of the Fund within the meaning of the Investment

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Company Act. The Committee generally will not consider nominees recommended by stockholders of the Fund. The non-interested Directors have retained independent legal counsel to assist them in connection with these duties.

During the Fund’s fiscal year ended July 31, 1999, the Board of Directors held 4 meetings and the Committee held 4 meetings. Each of the Directors then in office attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the fiscal year, and (ii) if a member, the total number of meetings of the Committee held during the fiscal year.

Interested Persons. The Fund considers Mr. Zeikel and Mr. Glenn to be “interested persons” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act due to the positions each holds or has held with FAM and its affiliates and/or due to their ownership of securities issued by ML & Co. Mr. Glenn is the President of the Fund.

Compensation of Directors. FAM, the Fund’s investment adviser, pays all compensation of all officers of the Fund and all Directors of the Fund who are affiliated with ML & Co. or its subsidiaries. The Fund pays each Director not affiliated with FAM (each a “non-interested Director”) a fee of $2,000 per year plus $500 per regular meeting attended, together with such Director’s actual out-of-pocket expenses relating to attendance at those meetings. The Fund also pays each member of its Committee, which consists of all of the non-interested Directors, an additional fee of $2,000 per year plus $500 per Committee meeting attended, together with such Director’s out-of-pocket expenses relating to attendance at such meetings. These fees and expenses aggregated $75,145 for the fiscal year ended July 31, 1999.

The following table sets forth for the fiscal year ended July 31, 1999 compensation paid by the Fund to the non-interested Directors and, for the calendar year ended December 31, 1999, the aggregate compensation paid by all investment companies advised by FAM and its affiliate, MLAM (“MLAM/FAM Advised Funds”), to the non-interested Directors.

Name	Position with Fund	Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Aggregate Compensation from Fund and Other MLAM/FAM- Advised Funds(1)
Joe Grills	Director	$15,000	None	$245,250
Walter Mintz	Director	$15,000	None	$211,250
Robert S. Salomon, Jr.	Director	$15,000	None	$211,250
Melvin R. Seiden	Director	$15,000	None	$211,250
Stephen B. Swensrud	Director	$15,000	None	$232,250

(1)	The directors serve on the boards of MLAM/FAM-advised funds as follows: Joe Grills (31 registered investment companies consisting of 45 portfolios), Walter Mintz (21 registered investment companies consisting of 42 portfolios), Robert S. Salomon, Jr. (21 registered investment companies consisting of 42 portfolios), Melvin R. Seiden (21 registered investment companies consisting of 42 portfolios), Stephen B. Swensrud (25 registered investment companies consisting of 61 portfolios).

5

Officers of the Fund. The Board of Directors has elected five officers of the Fund. The following sets forth information concerning each of these officers:

Name and Principal Occupation

	Age	Office	Officer Since
Terry K. Glenn Executive Vice President of FAM and MLAM since 1983; Executive Vice President and Director of Princeton Services since 1993; President of PFD since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.	59	President and Director	1986*
Robert C. Doll Senior Vice President of FAM and MLAM since 1999; Senior Vice President of Princeton Services since 1999; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	45	Senior Vice President	1999
Robert J. Martorelli First Vice President of MLAM since 1997; Vice President of MLAM from 1987 to 1997; Fund Analyst with MLAM from 1985 to 1987 and Portfolio Manager since1987; Senior Security Analyst for First Investors Management Co., Inc. from 1983 to 1985; Senior Analyst for the National Association of Insurance Commissioners from 1981 to 1983.	42	Senior Vice President and Portfolio Manager	1986
Donald C. Burke Senior Vice President and Treasurer of FAM and MLAM since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of PFD since 1999; First Vice President of MLAM from 1997 to 1999; Vice President of MLAM from1990 to 1997; Director of Taxation of MLAM since 1990.	39	Vice President and Treasurer	1993 1999
Barbara G. Fraser First Vice President of MLAM since 1996; Vice President of MLAM from 1994 to 1996.	56	Secretary	1999

*	Mr. Glenn was elected President of the Fund in 1999. Prior to that he served as Executive Vice President of the Fund.

6

Stock Ownership. At the Record Date, the Directors and officers of the Fund as a group (11 persons) owned an aggregate of less than 1% of the Common Stock of the Fund outstanding at such date. At such date, Mr. Zeikel, a Director of the Fund, Mr. Glenn, a Director and an officer of the Fund and the other officers of the Fund owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Deloitte & Touche LLP (“D&T”),independent auditors, to examine the financial statements of the Fund for the current fiscal year. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors.

D&T also acts as independent auditors for ML & Co. and all of its subsidiaries and for most other investment companies for which FAM or MLAM acts as investment adviser. The fees received by D&T from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Fund. The Board of Directors of the Fund considered the fact that D&T has been retained as the independent auditors for ML & Co. and the other entities described above in its evaluation of the independence of D&T with respect to the Fund.

Representatives of D&T are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to questions from stockholders.

ITEM 3. PROPOSAL TO CHANGE THE INVESTMENT OBJECTIVE OF THE FUND

The Board of Directors proposes that the Fund change its investment objective to long-term growth of capital. The Fund’s current investment objective is to seek long-term growth of capital by investing in a diversified portfolio of equity and fixed income securities, including municipal securities, of issuers in a weakened financial condition or experiencing poor operating results that, in the opinion of Fund management, are undervalued relative to its assessment of the current or prospective condition of the issuer. The investment objective of the Fund is a fundamental policy that may be changed only by stockholder vote.

If stockholders of the Fund approve the change to the investment objective, the Fund will try to achieve the proposed investment objective of long-term growth of capital by investing primarily in a portfolio of equities of issuers that FAM believes are undervalued relative to its assessment of the current or prospective condition of the issuer or relative to prevailing market ratios, including issuers that are experiencing poor operating conditions. The Fund also may invest in debt securities of any maturity and quality of issuers whose prices are undervalued for a variety of financial or other reasons. The Board recommends the change to the investment objective in order to provide the Fund with greater flexibility.

At the same time that the Board approved the proposed change in the investment objective, the Board also approved changes to certain of the Fund’s non-fundamental investment polices, such as decreasing the percentage of Fund’s investment in foreign securities from 25% to 10% and in illiquid securities and written covered call options from 15% to 10%. Further, the Fund will adopt an operating policy whereby it does not intend to invest in excess of 10% of its total assets in bonds rated Caa or lower by Moody’s Investor Services, Inc. or CCC or lower by Standard & Poor’s (commonly referred to as “junk bonds”). These changes do not require stockholder vote in order to be implemented.

7

As a result of the proposed investment objective, the Fund would no longer be required to emphasize investments in issuers in a weakened financial condition or as experiencing poor operating results. Consequently, this may reduce the risks of investing in the Fund. Otherwise, the proposed change in the investment objective and the changes in certain non-fundamental investment policies are not expected to substantially change the main risks of investing in the Fund.

The Board of Directors recommends that the stockholders of the Fund adopt the proposed investment objective. If the proposed investment objective is approved by the stockholders, the Board intends to change the name of the Fund to “Merrill Lynch Focus Value Fund, Inc.”

APPROVAL OF THE FUND’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Fund’s Board of Directors has approved the Amended and Restated Articles and determined that it is advisable that they be adopted by the stockholders. The Amended and Restated Articles are identical in substance to the Fund’s current charter, except (i) the Board of Directors may convert the Fund to a “master/feeder” structure (as defined below) without stockholder approval and (ii) notwithstanding any provision of the Maryland General Corporation Law requiring approval of more than a majority of the votes entitled to be cast, the Fund may take certain actions upon approval of a majority of the votes entitled to be cast. A copy of the Amended and Restated Articles marked to show the changes discussed more fully below is attached to this proxy statement as Exhibit A. As noted above, if Item 3 is approved by the stockholders, the Board will change the name of the Fund as reflected in the attached Amended and Restated Articles.

ITEM 4. APPROVAL OF AMENDMENT TO PERMIT A MASTER/FEEDER STRUCTURE

The Board of Directors proposes to add a provision to the Amended and Restated Articles that would give the Directors the express power to transfer, in the ordinary course of business and upon the affirmative vote of the majority of the entire Board of Directors, all or substantially all the assets of the Fund to another corporation known in the investment company industry as a master fund in a “master/feeder” structure. This provision would grant the Directors the authority to convert the Fund to a “master/feeder” structure if the Board of Directors believes the structure is in the best interests of the Fund and its shareholders.

Generally, the transfer of all or substantially all of the assets of a Maryland corporation, such as the Fund, requires the approval of stockholders. Maryland law, however, permits the transfer of all or substantially all of the assets of a corporation to a wholly-owned subsidiary with the approval of the corporation’s stockholders. The Amended and Restated Articles would permit such a transfer to a master fund in exchange for shares or other beneficial interest even if such master fund is not a wholly-owned subsidiary of the Fund.

A master/feeder fund structure is one in which a fund (a feeder fund), instead of investing directly in a portfolio of securities, invests all of its investment assets in another investment company (the master fund) with substantially the same investment objectives and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds in the master fund in an effort to achieve possible economies of scale and efficiencies in portfolio management, while preserving separate identities, management and/or distribution channels at the feeder fund level. An existing investment company could convert to a feeder fund

8

by selling all of its investments, which involves brokerage and other transaction costs and the realization of taxable gain or loss, or by contributing its assets to the master fund and avoiding transaction costs and, if proper procedures are followed, the realization of taxable gain or loss.

Management of the Fund believes that, generally, the larger the pool of assets being managed the more efficiently and cost-effectively it can be managed. Because a master fund pools the assets of multiple feeder funds, it provides an effective means of creating larger asset pools. Whether the Board would exercise its discretionary authority to convert the Fund to a master/feeder fund structure would depend upon the existence of appropriate opportunities to pool the Fund’s assets with those of other feeder funds. While converting the Fund to a master/feeder fund structure may be desirable given the right opportunity, there are no current plans to effect such a conversion. The primary motivation for considering a master/feeder fund structure would be to seek to achieve possible economies of scale and efficiencies in portfolio management, while preserving separate identities, management and distribution channels at the feeder level. The Board of Director’s decision to convert the Fund would be based upon their determination that it would be in the best interests of both the Fund and its stockholders.

ITEM5. APPROVAL OF AMENDMENT RELATING TO STOCKHOLDER VOTING

The Amended and Restated Articles would also amend the Fund’s charter to permit the Fund to take certain corporate actions, such as amending the charter or merging with another fund, with the approval of a majority of the shares entitled to vote, rather than a two-thirds vote. At the time the Fund was organized, Maryland law required a two-thirds vote of the shares entitled to vote in order to take certain corporate actions. This requirement has subsequently been revised to permit less than a two-thirds vote if the voting requirement is specifically stated in the fund’s charter and requires at least a majority vote. A majority of the shares entitled to vote is less difficult to obtain than a two-thirds vote, especially in the context of a mutual fund, such as the Fund, and consequently may reduce the cost to stockholders associated with soliciting stockholder votes in connection with corporate actions in the future.

The Board of Directors recommends that the stockholders of the Fund adopt the Amended and Restated Articles.

ADDITIONAL INFORMATION

The expenses of preparation, printing and mailing by the Fund of the proxy materials in connection with the matters to be considered at the meeting will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

     In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal. The Fund has retained, at its expense, Shareholder Communications Corporation with offices at 17 State Street, New York, New York 10048 to aid in the solicitation of proxies from holders of shares held in nominee or “street” name at a cost of approximately
$7,500, plus out-of-pocket expenses. A quorum for purposes of the Meeting consists of a majority of the

9

shares entitled to vote at the Meeting, present in person or by proxy. If, by the time scheduled for the Meeting, a quorum of the stockholders is not present or if a quorum is present but sufficient votes in favor of the proposals are not received from the stockholders, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies from stockholders. Any such adjournment will require the affirmative vote of a majority of the shares of the Fund present in person or by proxy and entitled to vote at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that adjournment and additional solicitation are reasonable and in the interests of the Fund’s stockholders.

All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting or any adjournment in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted “FOR” the Board member nominees, “FOR” the ratification of the independent auditors, “FOR” the amendment to the investment objective of the Fund, “FOR” the amendment to the Fund’s charter permitting the Board to convert the Fund to a “master/feeder” structure, and “FOR” the amendment to the Fund’s charter relating to the stockholder voting requirement.

Each share of the Fund is entitled to one vote, irrespective of the class of series thereof, and all shares of all classes and series shall vote together as a single class.

The proposal to elect the Board of Directors of the Fund (Item 1) may be approved by the affirmative vote of a majority of the shares represented at the Meeting at which a quorum is duly constituted.

The proposal to ratify the selection of the independent auditors (Item 2) for the Fund may be approved by a majority of votes cast by the Fund’s stockholders, voting in person or by proxy, at the Meeting at which a quorum is duly constituted.

The proposal to amend the investment objective of the Fund (Item 3) requires the affirmative vote of the lesser of (i) 67% of the shares represented at the Meeting at which more than 50% of the outstanding shares are represented, or (ii) more than 50% of the outstanding shares.

The proposed Amended and Restated Articles (Items 4 and 5) must be approved by the affirmative vote of at least two-thirds of all the votes entitled to be cast at the Meeting, at which a quorum is duly present.

Broker-dealer firms, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), holding Fund shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Item before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may, without instructions from their customers and clients, grant authority to the proxies designated to vote on the election of Board members (Item 1), the ratification of the selection of independent auditors (Item 2) and the amendment to the Fund’s charter permitting the Board to convert the Fund to a “master/feeder” structure (Item 4), if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. Broker-dealer firms, including Merrill Lynch, will not be permitted to grant voting authority without instructions with respect to the change to the investment objective (Item 3) and the amendment to the Fund’s charter relating to the stockholder voting requirement (Item 5). The Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of

10

stockholders exists. Proxies which are returned but which are marked “abstain” or on which a broker-dealer has declined to vote on any proposal (“broker non-votes”) will be counted as present for the purposes of a quorum. Merrill Lynch has advised the Fund that, except as limited by agreement or applicable law, it intends to vote shares held in its name for which no instructions have been received by voting such shares on Items 1, 2 and 4 (but not on Items 3 and 5) in the same proportion as the votes received from the beneficial owners of those shares for which instructions have been received, whether or not held in nominee name. However, abstentions and broker non-votes will not have an effect on the vote on Items 1 and 2; however, abstentions and broker non-votes will have the same effect as a vote against Items 3, 4 and 5.

Address of Investment Adviser

The principal office of FAM is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Annual Report Delivery

The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended July 31, 1999 to any stockholder upon request. Such requests should be directed to the Merrill Lynch Phoenix Fund, Inc., P.O. Box 9011, Princeton, New Jersey 08543-9011, Attention: Barbara G. Fraser, Secretary, or to 1-800-456-4587 x123.

Meeting of Stockholders and Stockholder Proposals

The Fund’s charter does not require that the Fund hold an annual meeting of stockholders. The Fund will be required, however, to call special meetings of stockholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Fund. The Fund also would be required to hold a special stockholders’ meeting to elect new Board members at such time as less than a majority of the Board members holding office have been elected by stockholders. The charter or by-laws provide that a stockholders’ meeting may be called at the request of holders of at least 25% of the outstanding shares of the Fund, entitled to vote at such meeting, or by a majority of the Board members.

A stockholder proposal intended to be presented at any subsequent meetings of stockholders of the Fund must be received by the Fund in a reasonable time before the Board of Directors’ solicitation relating to such meeting is to be made in order to be considered in the Fund’s proxy statement and form of proxy relating to the meeting.

By Order of the Board

BARBARA G. FRASER Secretary of the Fund

Dated: March , 2000

11

EXHIBIT A

MERRILL LYNCH PHOENIX FUND, INC. ARTICLES OF AMENDMENT AND RESTATEMENT

MERRILL LYNCH PHOENIX FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The name of the corporation is MERRILL LYNCH PHOENIX FUND, INC.

SECOND: The charter of the Corporation is hereby amended by deleting Article II thereof in its entirety and inserting the following in lieu thereof:

ARTICLE II

NAME

The name of the Corporation is

MERRILL LYNCH FOCUS VALUE FUND, INC.

THIRD: The Corporation desires to amend and restate its charter as currently in effect, including giving effect to the Corporation’s new name. The original Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation on April 15, 1982. Articles of Amendment to the Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation on October 3, 1988 and October 19, 1994. Articles of Supplementary to the Articles of Incorporation were filed with the Maryland State Department of Assessment and Taxation on October 21, 1994 and October 20, 1995.

FOURTH: Pursuant to Section 2-609 of the Maryland General Corporation Law, these Articles of Amendment and Restatement restate and integrate and further amend the provisions of the Articles of Incorporation of the Corporation.

FIFTH: The text of the charter of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MERRILL LYNCH FOCUS VALUE FUND, INC. * * * *

ARTICLE I

NAME

The name of the Corporation is

MERRILL LYNCH FOCUS VALUE FUND, INC.

ARTICLE II

PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

(1) To conduct and carry on the business of an investment company of the management type.

 (2) To hold, invest and reinvest its assets in securities, and in connection therewith, without limiting the foregoing, to hold part or all of its assets (a) in cash and/or (b) in shares of or beneficial interests in another corporation known in the investment company industry as a master fund in a master/feeder structure, which corporation holds securities and other assets for investment purposes (the “Master Fund”).

(3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

(4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

 (5) To transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund, in exchange for shares of or beneficial interests in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (all without the vote or consent of the stockholders of the Corporation), and all such actions, regardless of the frequency with which they are pursued, shall be deemed in furtherance of the ordinary, usual and customary business of the Corporation.

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(6) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE III

PRINCIPAL OFFICE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE IV

CAPITAL STOCK

(1) The total number of shares of capital stock which the Corporation shall have the authority to issue shall consist of THREE HUNDRED MILLION (300,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Thirty Million Dollars ($30,000,000), classified into four classes consisting of FIFTY MILLION (50,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000), ONE HUNDRED MILLION (100,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000), FIFTY MILLION (50,000,000) shares of Class C Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000) and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10, 000, 000).

(2) The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that no such classification or reclassification shall result in the creation of a class or series of capital stock having a preference as to dividends or distributions or a preference in the event of any liquidation, dissolution or winding up of the Corporation.

(3) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the

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Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

 (4) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article II, Sections (2) and (5) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder’s name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote and (d) the shares of capital stock of the Corporation shall have no voting rights in connection with the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares of or beneficial interest in the Master Fund or for such other consideration as permitted by Maryland General Corporation Law and the Investment Company Act.

(5) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

(6) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

(7) The Board of Directors may classify and reclassify any issued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board’s authority pursuant to this

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paragraph shall include, but not be limited to, the power to vary among all the holders of a particular class or series (a) the length of time shares must be held prior to reclassification to shares of another class or series (the “Holding Period(s)”), (b) the manner in which the time for such Holding Period(s) is determined and (c) the class or series into which the particular class or series is being reclassified; provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation’s shares issued on or after the date of the Corporation’s first effective prospectus which sets forth Holding Period(s) (the “First Holding Period Prospectus”), the Holding Period(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the particular class or series is being reclassified shall be disclosed in the Corporation’s prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued; and provided, further, that, subject to the first sentence of this section, with respect to holders of the Corporation’s Class B shares issued prior to the date of the Corporation’s First Holding Period Prospectus, the Holding Period shall be ten (10) years for retirement plan (as recognized by the Internal Revenue Code of 1986, as amended from time to time) holders of issued Class B shares purchased without a contingent deferred sales charge (a CDSC-Waived Retirement Plan”) and shall be the Holding Period set forth in the Corporation’s First Holding Period Prospectus, for all other holders of issued Class B shares; Class B shares held by a CDSC-Waived Retirement Plan shall be reclassified to Class D shares in the month following the month in which the first Class B share of any mutual fund advised by Merrill Lynch Asset Management, L.P., Fund Asset Management, L.P., or their affiliates or successors, held by such CDSC-Waived Retirement Plan has been held for the ten (10) year Holding Period established by the Corporation’s Board of Directors for such CDSC-Waived Retirement Plan Class B shareholder; and the Class B shares of every shareholder other than CDSC-Waived Retirement Plans shall be reclassified to Class D shares in the month following the month in which such shares have been held for the Holding Period established by the Corporation’s Board of Directors for shareholders other than CDSC-Waived Retirement Plans in the Corporation’s First Holding Period Prospectus.

 (8) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series entitled to vote thereon as a separate class or series).

(9) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. All shares of Common Stock of the Corporation issued on or before October 3, 1988 shall without further act be considered Class A Common Stock. As used in the charter of the Corporation, the terms “charter” and “Articles of Incorporation” shall mean and include the Articles of Incorporation of the Corporation, as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

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ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS

(1) The number of directors of the Corporation shall be seven (7), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3). The names of the current directors of the Corporation are:

	Terry K. Glenn Joe Grills Walter Mintz Robert S. Salomon, Jr. Melvin R. Seiden Stephen B. Swensrud Arthur Zeikel

(2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

(3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

(4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act.

(5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act.

 (6) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland, the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund shall be deemed to be in the ordinary course of business of the Corporation, and the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, upon the affirmative vote of the majority of the entire Board of Directors, to transfer all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares of or beneficial interests in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act.

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ARTICLE VI

REDEMPTION

Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

ARTICLE VII

DETERMINATION BINDING

Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on “margin”, a sale of securities “short”, or an underwriting of the sale off, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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ARTICLE VIII

PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.

ARTICLE IX

AMENDMENT

 The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding shares of stock and substantially affects the stockholder’s rights, and all rights conferred upon stockholders herein are subject to this reservation.

SIXTH: The authorized capital stock of the Corporation has not been increased by these Amended and Restated Articles of Incorporation.

SEVENTH: These Articles of Amendment and Restatement have been advised by a majority of the entire Board of Directors of the Corporation and approved by two-thirds of the outstanding shares of capital stock of the Corporation.

EIGHTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article III of these Articles of Amendment and Restatement. The name and address of the Corporation’s current resident agent is as set forth in Article III of these Articles of Amendment and Restatement. The number of the directors of the Corporation and the names of those currently in office are as set forth in Article V of these Articles of Amendment and Restatement.

NINTH: These Articles of Amendment and Restatement shall be effective on the date of acceptance for record by the Maryland State Department of Assessments and Taxation.

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IN WITNESS WHEREOF, MERRILL LYNCH PHOENIX FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the _____ day of ________, 2000.

MERRILL LYNCH PHOENIX FUND, INC. (a Maryland Corporation)

WITNESS:
_________________________ Barbara G. Fraser Secretary	By: ________________________ Terry K. Glenn President

THE UNDERSIGNED, President of MERRILL LYNCH PHOENIX FUND, INC., a Maryland Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By: ________________________ Terry K. Glenn President

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MERRILL LYNCH PHOENIX FUND, INC. P.O. Box 9011 Princeton, New Jersey 08543-9011

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Terry K. Glenn , Donald C. Burke and Barbara G. Fraser as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Merrill Lynch Phoenix Fund, Inc. (the “Fund”) held of record by the undersigned on March 15, 2000 at the special meeting of stockholders of the Fund to be held on April 26, 2000 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, 4 and 5.

By signing and dating the reverse side of this card, you authorize the proxies to vote each proposal as marked, or if not marked, to vote “FOR” each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

Please mark boxes |X| or |X| in blue or black ink.

1. ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) | |	WITHHOLD AUTHORITY to vote for all nominees listed below | |

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.) Terry K. Glenn, Joe Grills, Walter Mintz, Robert S. Salomon, Jr., Melvin R. Seiden, Stephen B. Swensrud and Arthur Zeikel.

2.	Proposal to ratify the selection of Deloitte & Touche LLP as the independent auditors of the Fund to serve for the current fiscal year.

FOR | |	AGAINST | |	ABSTAIN | |

3.	Proposal to change the investment objective of the Fund.

FOR | |	AGAINST | |	ABSTAIN | |

4.	Proposal to adopt the Fund’s Amended and Restated Articles of Incorporation to permit the Board to have discretionary authority to convert the Fund to a “master/feeder” structure.

FOR | |	AGAINST | |	ABSTAIN | |

5.	Proposal to adopt the Fund’s Amended and Restated Articles to change the shareholder voting requirement.

FOR | |	AGAINST | |	ABSTAIN | |

6.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                                                 , 2000

X
                     Signature

X
                     Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

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